EXHIBIT 11

                      SIENA HOLDINGS, INC. AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                      (in thousands, except per share data)

                                                                        Quarter Ended  Quarter Ended
                                                                        September 30,  September 30,
                                                                            2000           1999
                                                                        ----------------------------
BASIC EARNINGS  PER SHARE COMPUTATION:
Net income available to common stockholders .....................         $    9         $    25
                                                                          ======         =======
Weighted average common shares outstanding ......................          6,000 *         6,000 *

BASIC EARNINGS  PER SHARE:
Net income available to common stockholders .....................         $ 0.00 *       $  0.00 *
                                                                          ======         =======
DILUTED EARNINGS  PER SHARE COMPUTATION:
Income available to common stockholders .........................         $    9         $    25
Income effect of assumed conversions ............................             --              --
                                                                          ------         -------
Net income available to common stockholders + assumed conversions         $    9         $    25
                                                                          ======         =======
Weighted average common shares outstanding ......................          6,000           6,000 *
Plus: Dilutive potential common shares under the SHI
              Nonqualified Stock Option Plans ...................            117              60 *
                                                                          ------         -------
Adjusted weighted average shares outstanding ....................          6,117           6,060 *
                                                                          ======         =======
DILUTED EARNINGS  PER SHARE:
Income available to common stockholders .........................         $ 0.00         $  0.00 *
Income effect of assumed conversions ............................             --              --
                                                                          ------         -------
Net income available to common stockholders + assumed conversions         $ 0.00         $  0.00 *
                                                                          ======         =======

* Average share and per share amounts are based on shares issued or reserved for issuance to creditors.